FOR IMMEDIATE RELEASE:
December 11, 2013
Investor Contact:
Craig Felenstein
craig_felenstein@discovery.com
212-548-5109

Media Contact:
Michelle Russo
michelle_russo@discovery.com
240-662-2901

DISCOVERY COMMUNICATIONS TO REPORT FULL YEAR AND FOURTH QUARTER 2013 RESULTS ON THURSDAY, FEBRUARY 13

(Silver Spring, Md.) - Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report full year and fourth quarter 2013 results on Thursday, February 13, 2014, at 7:00 a.m. EST. The company will host a conference call at 8:30 a.m. EST to discuss the results.

To access the conference call in the U.S. dial 1-877-280-4962, or outside of the U.S. dial 1-857-244-7319, and use the following passcode: 81468203. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until February 27, 2014. The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 94631375. The replay also will be available via audio webcast in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world's #1 nonfiction media company reaching more than 2 billion cumulative subscribers in over 220 countries and territories. Discovery is dedicated to satisfying curiosity through more than 190 worldwide television networks, led by Discovery Channel, TLC, Animal Planet, Science and Investigation Discovery, as well as U.S. joint venture networks OWN: Oprah Winfrey Network, The Hub and 3net, the first 24-hour 3D network. Across the Nordic region, Discovery owns and operates SBS Discovery Media, a top-three portfolio of television brands that feature leading nonfiction content, as well as locally produced entertainment programs, sports and the best scripted series and movies from major studios. Discovery also is a leading provider of educational products and services to schools, including an award-winning series of K-12 digital textbooks, and owns and operates a diversified portfolio of digital media services, including Revision3. For more information, please visit www.discoverycommunications.com.

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